As filed with the Securities and Exchange Commission on September 15, 2016
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STONE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-1235413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan
(As Amended and Restated December 17, 2015)
(Full title of the plan)

Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	49,500 shares	$12.665	$626,918	$64

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment provisions of the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015), as amended from time to time (the “Plan”).

(2)
The proposed maximum offering price per share and proposed maximum aggregate offering price for the 49,500 shares of Common Stock being registered hereby have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on a price of $12.665, which is the average of the high and low trading prices per share of Common Stock as quoted on the New York Stock Exchange on September 9, 2016.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 49,500 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Stone Energy Corporation, a Delaware corporation (the “Registrant”), is filing this Registration Statement (the “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 49,500 shares of its common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan pursuant to the First Amendment to the Plan, which was approved by the Registrant's stockholders at its 2016 annual stockholders' meeting held on May 19, 2016 (the "First Amendment").
Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the Plan (including its predecessor plans), which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, including any and all post-effective amendments thereto, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8: (i) Form S-8 filed on August 13, 2015 (Commission File No. 333-206333), (ii) Form S-8 filed on June 17, 2011 (Commission File No. 333-174992), (iii) Form S-8 filed on July 2, 2009 (Commission File No. 333-160424), (iv) Form S-8 filed on July 29, 2003 (Commission File No. 333-107440), (v) Form S-8 filed on July 2, 2001 (Commission File No. 333-64448), (vi) Form S-8 filed on September 27, 1999 (Commission File No. 333-87849), and (vii) Form S-8 (Commission File No. 033-67332).
On June 10, 2016 (the “Effective Date”), the Registrant effected a previously announced 1-for-10 reverse stock split. Pursuant to the reverse stock split, every 10 shares of the Registrant’s issued and outstanding Common Stock (and such shares held in treasury) were converted into one share of Common Stock. Following the reverse stock split, the number of outstanding shares of the Registrant’s Common Stock was reduced by a factor of 10, and the number of authorized shares of Common Stock was also proportionately reduced and the overall and per person share limitations in the Plan, including the additional shares authorized by the First Amendment were also proportionately adjusted to reflect the reverse stock split.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8    Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on September 15, 2016.

STONE ENERGY CORPORATION

By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of David H. Welch and Kenneth H. Beer, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David H. Welch	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 12, 2016
David H. Welch

/s/ Kenneth H. Beer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 12, 2016
Kenneth H. Beer

/s/ Karl D. Meche	Director of Accounting and Treasurer (Principal Accounting Officer)	September 12, 2016
Karl D. Meche

/s/ George R. Christmas	Director	September 12, 2016
George R. Christmas

/s/ B.J. Duplantis	Director	September 12, 2016
B.J. Duplantis

/s/ Peter D. Kinnear	Director	September 14, 2016
Peter D. Kinnear

/s/ David T. Lawrence	Director	September 13, 2016
David T. Lawrence

/s/ Robert S. Murley	Director	September 13, 2016
Robert S. Murley

/s/ Richard A. Pattarozzi	Director	September 13, 2016
Richard A. Pattarozzi

/s/ Donald E. Powell	Director	September 12, 2016
Donald E. Powell

/s/ Kay G. Priestly	Director	September 12, 2016
Kay G. Priestly

/s/ Phyllis M. Taylor	Director	September 14, 2016
Phyllis M. Taylor

EXHIBIT INDEX

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1
Certificate of Incorporation of Stone Energy Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.2
Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 20, 2016 (File No. 001-12074)).

4.3
Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 13, 2016 (File No. 001-12074)).

4.4
Amended & Restated Bylaws of Stone Energy Corporation, dated December 19, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-12074)).

4.5
Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 29, 2010 (File No. 001-12074)).

4.6
Senior Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 29, 2010 (File No. 001-12074)).

4.7
First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 29, 2010 (File No. 001-12074)).

4.8
Indenture related to the 1 ¾% Senior Convertible Notes due 2017, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 1 ¾% Senior Convertible Senior Note due 2017) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission March 6, 2012 (File No. 001-12074)).

4.9
Second Supplemental Indenture, dated as of November 8, 2012, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2012 (File No. 001-12074)).

4.10
Third Supplemental Indenture, dated as of November 26, 2013, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 27, 2013 (File No. 001-12074)).

4.11
First Supplemental Indenture and Guarantee, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.12
Fourth Supplemental Indenture and Guarantee, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.13
Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-12074)).

4.14
First Amendment to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 20, 2016 (File No. 001-12074)).

4.15
Second Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (File No. 001-12074)).

4.16
Stone Energy Corporation 2016 Performance Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-12074)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*filed herewith